UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 20, 2005
Date of Report (Date of earliest event reported):

Commission File Number: 333-115637

CASCADE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	41-2122221
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3405 Folsom Blvd. Suite 820 Folsom, CA 95630
(Address of principal executive offices)

1-888-359-9565
(Issuer's telephone number, including area code)

Item 2.01     Completion of Acquisition or Disposition of Assets.

On June 30, 2005, Cascade Energy, Inc. (the "Company") executed an Acquisition/Disposition Agreement whereby the company acquired 24,000,000 (3,000,000 prior to name change and share restructure) common shares in its capital stock from Jason Bleuler (12,000,000) and Nick Brusatore (12,000,000) in consideration of the transfer, to Brusatore and Bleuler, of 100% interest in two common shares in Power Grow Systems Ltd. capital stock which represent 100% of the issued and outstanding common shares in Power Grow’ capital stock and which were beneficially owned by the company.

The Acquisition/Disposition Agreement, a copy of which is attached to this form 8K as exhibit 1.01, was closed on July 20, 2005 and effectively completes the disposition of the company’s wholly owned subsidiary, Power Grow Systems Ltd. to its two original shareholders.

Other than the shares exchange between the parties, the company will have no further obligations, financial or otherwise, in conjunction to the disposition of the wholly owned subsidiary.

In conjunction with the closing of the agreement, Power Grow Systems Ltd. will assume all current and future liabilities, tangible and intangible assets, intellectual and proprietary information relating to the hydroponics plant growing equipment operation.

The company will return to treasury and cancel the 24,000,000 common shares in its capital stock that were purchased in consideration of the disposition of its wholly owned subsidiary.

Subsequent to the shares cancellation, the company total stock issued and outstanding will be 48,800,000 common shares at a par value of $ 0.001.

Item 9.01     Financial Statements and Exhibits

Exhibits Number	Descpription:

10.1	Copy of the Acquisition/Disposition Agreement between Pro-Tech Holdings Ltd (Cascade Energy, Inc.), Jason Bleuler, Nick Brusatore and Power Grow Systems Ltd. whereby Pro-Tech has sold 100% interest in all the issued and outstanding shares in the Capital of Power Grow Systems Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2005

CASCADE ENERGY, INC.

/s/ Sam Johal
Sam Johal,
President